Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Experts” in this Registration Statement (Form S-3) and to the incorporation by reference therein of our report dated May 5, 2009, with respect to the combined financial statements of the Pharmacy Benefit Management Business of WellPoint, Inc. included in Express Scripts, Inc. Form 8-K, filed on June 2, 2009 with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
June 1, 2009
Indianapolis, IN